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                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement No. 333-83446 of our report dated February 8, 2002 included in United Fire & Casualty Company's Form 10-K/A for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.




Arthur Andersen LLP

Chicago, Illinois
April 22, 2002